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                                                                   EXHIBIT 10.10


              MASTER CONFIDENTIAL DISCLOSURE AND LICENSE AGREEMENT

                                     BETWEEN

                                EMC CORPORATION,

                           MCDATA HOLDINGS CORPORATION

                                       AND

                               MCDATA CORPORATION




                          Effective as of May 31, 2000



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              MASTER CONFIDENTIAL DISCLOSURE AND LICENSE AGREEMENT

         This Master Confidential Disclosure and License Agreement (this "Agreement") effective as of May 31, 2000, is between EMC Corporation, a Massachusetts corporation ("EMC"), having an office at 171 South Street, Hopkinton, MA 01748-9103; McDATA Holdings Corporation, a Delaware Corporation ("Holdings"), having an office at 171 South Street, Hopkinton, MA 01748-9103; and McDATA Corporation, a Delaware corporation ("McDATA"), having an office at 310 Interlocken Parkway, Broomfield, CO 80021.

         WHEREAS, in connection with a corporate restructuring of McDATA, EMC and McDATA entered into various agreements (the "1997 Agreements") as of October 1, 1997, relating to the allocation of various assets and liabilities between EMC and McDATA and as to certain continuing rights and obligations of EMC and McDATA; and

         WHEREAS, McDATA and EMC currently propose that McDATA sell shares of its Class B common stock, $.01 par value, to the public in an underwritten public offering (the "IPO"); and

         WHEREAS, EMC currently proposes to distribute to the stockholders of EMC, approximately six to twelve months after the closing of the IPO, the Class A common stock, $.01 par value, that EMC currently beneficially owns; and

         WHEREAS, EMC and McDATA have entered into a Master Transaction Agreement as of the date hereof (the "Master Transaction Agreement"), to further delineate the relationship between EMC and McDATA following the IPO, set forth certain rights and obligations of EMC and McDATA following the IPO, address certain matters relating to the Distribution and provide for the execution and delivery of certain additional agreements in order to facilitate and provide for the foregoing; and

         WHEREAS, as part of the foregoing, the parties desire to set forth certain agreements regarding intellectual property; and

         WHEREAS, also as part of the foregoing, the parties further desire to enter into this Agreement to provide for the protection of their Confidential Information (as defined below);

         NOW, THEREFORE, in consideration of the mutual promises of the parties, and of good and valuable consideration, it is agreed by and between the parties as follows:

                                    ARTICLE I

                                   DEFINITIONS

         For the purpose of this Agreement the following capitalized terms are defined in this



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Article I and shall have the meaning specified herein:

         Section 1.1 AFFILIATED COMPANY. "Affiliated Company" of any Person means any entity that controls, is controlled by, or is under common control with such Person. As used herein, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities or other interests, by contract or otherwise.

         Section 1.2 ANCILLARY AGREEMENTS. "Ancillary Agreements" has the meaning set forth in Section 2.1 of the Master Transaction Agreement.

         Section 1.3 CONFIDENTIAL INFORMATION.

                  (a) "Confidential Information" means information, technical data and know-how which is not otherwise in the public domain and which is (i) disclosed to the Receiving Party by the Disclosing Party or which the Receiving Party had access to on or before the Effective Date or (ii) the subject of any Transaction Agreement or Ancillary Agreement and known to or in the possession of the Receiving Party as of the Effective Date. Confidential Information may include information relating to, by way of example, research, products, services, customers, markets, software, developments, inventions, processes, designs, drawings, engineering, marketing or finances, and may be in writing, disclosed orally or learned by inspection of computer programming code, equipment or facilities.

                  (b) Confidential Information of Third Parties that is known to, in the possession of or acquired by a Receiving Party pursuant to a relationship with the Disclosing Party shall be deemed the Disclosing Party's Confidential Information for purposes hereof.

                  (c) Notwithstanding the foregoing provisions of this Section 1.3, Confidential Information shall exclude information that: (i) was in the Receiving Party's possession before receipt from the Disclosing Party and obtained from a source other than the Disclosing Party and other than through the prior relationship of the Disclosing Party and the Receiving Party before the Effective Date; (ii) is or becomes a matter of public knowledge through no fault of the Receiving Party; (iii) is rightfully received by the Receiving Party from a Third Party without a duty of confidentiality; (iv) is disclosed by the Disclosing Party to a Third Party without a duty of confidentiality on the Third Party; (v) is independently developed by the Receiving Party or (vi) is disclosed by the Receiving Party with the Disclosing Party's prior written approval.

         Section 1.4 CONFIDENTIALITY PERIOD. "Confidentiality Period" means, (i) with respect to Confidential Information that is not Highly Confidential Information, three (3) years, and (ii) with respect to Highly Confidential Information, ten (10) years, after either (A) the Effective Date with respect to Confidential Information of the Disclosing Party that is known to or in the possession of the Receiving Party as of the Effective Date or (B) the date of disclosure with respect to Confidential Information that is disclosed by the Disclosing Party to the Receiving Party after the Effective Date.



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         Section 1.5 DISCLOSING PARTY. "Disclosing Party" means the party owning or disclosing the relevant Confidential Information.

         Section 1.6 EFFECTIVE DATE. "Effective Date" means the date of the closing of the IPO.

         Section 1.7 EMC PATENTS. "EMC Patents" means all patents throughout the world owned by EMC: (i) issued or issuing on a patent or patent application entitled to an effective filing date prior to the Effective Date; and (ii) under which EMC or any company which is an Affiliated Company of EMC as of the Effective Date ("EMC Affiliated Company") has, as of the Effective Date, the right to grant licenses, covenants or releases to McDATA or any company which is an Affiliated Company of McDATA as of the Effective Date ("McDATA Affiliated Company") without such grant or exercise of such license, covenant or release to McDATA or such McDATA Affiliated Company resulting in the payment of royalties or other consideration by EMC or such EMC Affiliated Company. EMC Patents shall also include any patent issuing on a patent application which is a division, continuation, continuation-in-part (but, only as to those claims that have a priority date on or before the Effective Date), or reissue of any of the aforesaid patents or patent applications.

         Section 1.8 EMC PRODUCTS. "EMC Products" means any products which are sold or otherwise distributed by EMC at any time prior to the Effective Date.

         Section 1.9 HIGHLY CONFIDENTIAL INFORMATION. "Highly Confidential Information" means Confidential Information that is (i) source code for products that are commercially released or for which substantial steps have been taken to commercialization; or (ii) which has been reasonably designated by either party as Highly Confidential Information.

         Section 1.10 MCDATA PATENTS. "McDATA Patents" means all patents throughout the world owned by McDATA: (i) issued or issuing on a patent or patent application entitled to an effective filing date prior to the Effective Date; and (ii) under which McDATA or a McDATA Affiliated Company has, as of the Effective Date, the right to grant licenses, covenants or releases to EMC or an EMC Affiliated Company without such grant or exercise of such license, covenant or release to EMC or an EMC Affiliated Company resulting in the payment of royalties or other consideration by McDATA or a McDATA Affiliated Company. McDATA Patents shall also include any patent issuing on a patent application which is a division, continuation, continuation-in-part (only as to those claims that have a priority date on or before the Effective Date), or reissue of any of the aforesaid patents or patent applications.

         Section 1.11 MCDATA PRODUCTS. "McDATA Products" means any products which are sold or otherwise distributed by McDATA at any time prior to the Effective Date.



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         Section 1.12 PERSON. "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, and a governmental entity or any department, agency or political subdivision thereof.

         Section 1.13 RECEIVING PARTY. "Receiving Party" means the non-owning party or recipient of the relevant Confidential Information.

         Section 1.14 SOFTWARE PRODUCT. "Software Product" means any software product which constitutes an EMC Product.

         Section 1.15 SUBSIDIARY. "Subsidiary" means with respect to any specified Person, any corporation, any limited liability company, any partnership or other legal entity of which such Person owns, directly or indirectly, more than 50% of the stock or other equity interest entitled to vote on the election of the members of the board of directors or similar governing body.

         Section 1.16 THIRD PARTY. "Third Party" means a Person other than EMC and its Subsidiaries and Affiliated Companies and McDATA and its Subsidiaries and Affiliated Companies.

         Section 1.17 TECHNOLOGY RIGHTS AGREEMENT. "Technology Rights Agreement" or "TRA" means the Technology Rights Agreement entered into October 1, 1997 by and among EMC, McDATA Holdings Corporation and McDATA.

         Section 1.18 TRANSACTION AGREEMENTS. "Transaction Agreements" means the Master Transaction Agreement and the Asset Transfer Agreement ("Asset Transfer Agreement") among EMC, McDATA and McDATA Holdings Corporation, dated as of October 1, 1997.


                                   ARTICLE II

                                 CONFIDENTIALITY

         Section 2.1 CONFIDENTIALITY AND NON-USE OBLIGATIONS. During the Confidentiality Period, the Receiving Party shall (i) protect the Confidential Information of the Disclosing Party by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized use, dissemination, or publication of the Confidential Information as Receiving Party uses to protect its own confidential information of a like nature, (ii) not use such Confidential Information in violation of any use restriction in any Transaction Agreement or Ancillary Agreement, and (iii) not disclose such Confidential Information to any Third Party, except as expressly permitted under this Agreement, in the Transaction Agreements, the Ancillary Agreements or in any other agreements entered into between the parties in writing, without prior written consent of the Disclosing Party.



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         Section 2.2 DISCLOSURE TO SUBLICENSEES. The Receiving Party has the
right to disclose to its sublicensees permitted under this Agreement portions of Confidential Information as reasonably necessary in the exercise of the Receiving Party's sublicense rights under this Agreement, subject to the sublicensee's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

         Section 2.3 CONTRACT MANUFACTURERS. The Receiving Party has the right to disclose to its contract manufacturers permitted under any Transaction Agreement or Ancillary Agreement portions of the Confidential Information as reasonably necessary in the exercise of the Receiving Party's "have made" rights under any Transaction Agreement or Ancillary Agreement, subject to the contract manufacturer's agreement in writing to confidentiality and non-use terms at least as protective of the Disclosing Party as the provisions of this Agreement.

         Section 2.4 RESIDUALS. Notwithstanding any other provision of this Agreement, the Receiving Party shall be free, and the Disclosing Party hereby grants to the Receiving Party the right, to use for any purpose the Residuals resulting from access to or work with the Confidential Information of the Disclosing Party. "Residuals" means information retained in the unaided memory of an individual who has had access to Confidential Information without conscious attempt by such individual to memorize such information. The Receiving Party shall have no obligation to pay royalties for any use of Residuals. However, this Section 2.4 does not grant the Receiving Party any rights under any patents or copyrights of the Disclosing Party.

         Section 2.5 COMPELLED DISCLOSURE. If the Receiving Party or any of its respective Subsidiaries or Affiliated Companies believes that it will be compelled by a court or other authority to disclose Confidential Information of the Disclosing Party, it shall (i) give the Disclosing Party prompt written notice so that the Disclosing Party may take steps to oppose such disclosure, and (ii) cooperate with the Disclosing Party in its attempts to oppose such disclosure. If the Receiving Party complies with the above, it shall not be prohibited from complying with such requirement to disclose, but shall take all reasonable steps to make such disclosure subject to a suitable protective order or otherwise prevent unrestricted or public disclosure.

         Section 2.6 NO RESTRICTION ON DISCLOSING PARTY. Nothing in this Agreement shall restrict the Disclosing Party from using, disclosing, or disseminating its own Confidential Information in any way.

         Section 2.7 NO RESTRICTION ON REASSIGNMENT. This Agreement shall not restrict reassignment of the Receiving Party's employees.

         Section 2.8 THIRD PARTY RESTRICTIONS. Nothing in the Agreement supersedes any restriction imposed by Third Parties on their Confidential Information, and there is no obligation on the Disclosing Party to conform Third Party agreements to the terms of this Agreement except as expressly set forth therein.



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                                   ARTICLE III

                               WARRANTY DISCLAIMER

         EACH PARTY ACKNOWLEDGES AND AGREES THAT ALL CONFIDENTIAL INFORMATION IS PROVIDED ON AN "AS IS, WHERE IS" BASIS AND THAT NEITHER PARTY NOR ANY OF ITS SUBSIDIARIES OR AFFILIATED COMPANIES HAS MADE OR WILL MAKE ANY WARRANTY WHATSOEVER, EXPRESS, IMPLIED OR STATUTORY, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE, ENFORCEABILITY OR NON-INFRINGEMENT.


                                   ARTICLE IV

                          INTELLECTUAL PROPERTY RIGHTS

         Section 4.1 INTELLECTUAL PROPERTY RIGHTS.

                  (a) McDATA shall retain all right, title, and interest in its copyright, trade secret, patent, trademark and other intellectual property rights.

                  (b) EMC shall retain all right, title and interest in its copyright, trade secret, patent, trademark and other intellectual property rights.

         Section 4.2 GRANT OF LICENSES.

                  (a) EMC grants to McDATA, effective as of the Effective Date, a fully paid-up, unrestricted, non-exclusive, non-assignable (including by operation by law or otherwise except as provided in subsection (e) of this
Section 4.2), non-transferable, non-sublicenseable (except as provided in
Section 4.7), irrevocable, world-wide right and license under EMC Patents, to make, have made, manufacture, use, lease and sell or otherwise dispose of McDATA Products, including products under development as of the Effective Date that are first sold or otherwise distributed by McDATA within one year of the Effective Date.

                  (b) McDATA grants to EMC, effective as of the Effective Date, a fully paid-up, unrestricted, non-exclusive, non-assignable (including by operation of law or otherwise except as provided in subsection (e) of this
Section 4.2), non-transferable, non-sublicenseable (except as provided in Sections 4.3 and 4.7), irrevocable, world-wide right and license under McDATA Patents, to make, have made, manufacture, use, lease and sell or otherwise dispose of EMC Products, including products under development as of the Effective Date that are first sold or otherwise distributed by EMC within one year of the Effective Date.



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                  (c) EMC grants to McDATA, effective as of the Effective Date, a fully paid-up, unrestricted, non-exclusive, non-assignable (by operation of law or otherwise), non-transferable (except as provided in Section 9.8), irrevocable, world-wide right and license to use (including, without limitation, the right to copy, reproduce, distribute copies of, modify and create derivative works of) (i) EMC code that is specifically designed to provide interoperability between a McDATA Product and an EMC Product and is in the possession of McDATA as of the Effective Date; and (ii) documentation related to such EMC code in the possession of McDATA as of the Effective Date.

                  (d) McDATA grants to EMC, effective as of the Closing Date, a fully paid-up, unrestricted, non-exclusive, non-assignable (by operation of law or otherwise), non-transferable (except as provided in Section 9.8), irrevocable, world-wide right and license to use (including, without limitation, the right to copy, reproduce, distribute copies of, modify and create derivative works of) (i) McDATA code that is specifically designed to provide interoperability between a McDATA Product and a EMC Product and is in the possession of EMC as of the Effective Date; and (ii) documentation related to such McDATA code in the possession of EMC as of the Effective Date.

                  (e) In the event of a change of control of either party which would otherwise cause an assignment pursuant to Section 9.8, or in the event this Agreement is assigned by either party by operation of law, such assignment shall be effective (notwithstanding the provisions of Section 9.8) and the assignee shall have a license under the same terms as the license granted in
Section 4.2(a) or 4.2(b), as the case may be (other than any right to sublicense granted thereunder, which shall in any case be non-transferable and non-assignable, including by operation of law or in connection with any change of control), by the other party to the assignor and solely for the products licensed herein to the assignor only if the assignee shall grant to such other party a royalty-free license under the same terms as the license granted herein by the assignor to such other party under all assignee patents for all products licensed in Section 4.2(a) or 4.2(b), as the case may be, to such other party.

         Section 4.3 SUBLICENSE TO TECHNOLOGY

                  (a) Section 2.3 of the Technology Rights Agreement, as currently written, is hereby stricken in its entirety, and the following new
Section 2.3 is hereby substituted in its place, and deemed incorporated within and made a part of the TRA (terms used and not otherwise defined shall have the meanings set forth in the TRA):

                  "2.3 Holdings retains and reserves for its and its parent's
(EMC) own benefit, the nonexclusive, irrevocable, royalty-free, nonassignable right and license to make, use and sell all OldCo Technology, except that Holdings and EMC shall have no license to any of the trademarks and service marks rights assigned to New McDATA which exclusively shall belong to New McDATA, and further provided that, except for ESCON Products, Holdings and EMC may only embed OldCo Technology as additional functionality into EMC Products. Neither Holdings nor EMC shall have the right to sublicense OldCo Technology, except, in the event that



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OldCo Technology is incorporated within a EMC Product, to the extent necessary to enable EMC to license and distribute such EMC Product, directly or indirectly, to its end-user customers."

         Section 4.4 NONCOMPETITION CLAUSE.

                  (a) Effective as of the Effective Date, Section 5.1 of the Technology Rights Agreement, as currently written, shall be stricken in its entirety, and the following new Section 5.1 substituted in its place, and deemed incorporated within and made a part of the TRA:

                  "5.1 For a period of two (2) years from the Effective Date, EMC and Holdings agree that they will not develop or manufacture products competitive to McDATA Products. For the same period, McDATA agrees that it will not develop or manufacture products competitive to EMC Products. Notwithstanding the foregoing, the provisions of this section shall not restrict (i) a party from developing or manufacturing products which it is developing or manufacturing as of the Effective Date; (ii) the conduct of a business acquired by a party where, in the case of an acquisition by EMC, not more than 20% of the revenues of the acquired entity for its most recently completed fiscal period are derived from products competitive to McDATA Products, and in the case of an acquisition by McDATA, not more than 20% of the revenues of the acquired entity for its most recently completed fiscal period are derived from products competitive to EMC Products; (iii) an investment by EMC in any entity, provided that such investment does not exceed 20% of the capital stock of such entity; or
(iv) an investment by McDATA in any entity, provided that such investment does not exceed 20% of the capital stock of such entity."

         Section 4.5 TECHNOLOGY RIGHTS AGREEMENT.

                  (a) The TRA, as modified by Sections 4.3 and 4.4 hereof, shall remain in full force and effect.

         Section 4.6 MUTUAL RELEASES.

                  (a) BY EMC. EMC hereby releases, acquits, and forever discharges, and shall cause its Subsidiaries, which are Subsidiaries as of the Effective Date, to release, acquit and forever discharge McDATA, its Subsidiaries which are Subsidiaries as of the Effective Date, and its customers for such customers' use of McDATA Products, from any and all claims or liability for infringement of any EMC Patents based upon acts which occur prior to the Effective Date, to the extent such infringement would have been licensed under the license granted to McDATA under Section 4.2(a) if such license had been in existence at the time of such infringing activity.

                  (b) BY MCDATA. McDATA hereby releases, acquits, and forever discharges, and shall cause its Subsidiaries which are Subsidiaries as of the Effective Date, to release, acquit and forever discharge EMC, its Subsidiaries, which are Subsidiaries as of the Effective Date, and its customers for such customers' use of EMC Products, from any and all claims or liability for



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infringement of any McDATA Patents based upon acts which occur prior to the
Effective Date, to the extent such infringement would have been licensed under the license granted to EMC under Section 4.2(b) if such license had been in existence at the time of such infringing activity.

         Section 4.7 EXTENSION OF LICENSES TO SUBSIDIARIES. The licenses granted herein shall include the non-assignable right of each party to grant sublicenses to its Subsidiaries existing on or after the Effective Date, which sublicenses may include the non-assignable right of sublicensed Subsidiaries to sublicense other Subsidiaries of said party. No sublicense shall be broader in any respect at any time during the life of this Agreement than the license held at that time by the party that granted the sublicense. A sublicense granted to a Subsidiary shall terminate on the earlier of: (a) the date such Subsidiary ceases to be a Subsidiary except where the same results from a recapitalization, reorganization or acquisition of more than 50% of the voting stock of such Subsidiary by a third party and the resulting or surviving corporation in the case of any recapitalization or reorganization, or the acquiring party, in any acquisition of voting stock provides to the licensor a royalty-free license on the same terms as the sublicense granted to such Subsidiary under all patents held by the resulting or surviving corporation or acquiring party, as the case may be, for all products licensed under this Section 4.7 to the Subsidiary; and (b) the date of termination or expiration of the license of the party or Subsidiary that granted the sublicense. Each licensed or sublicensed Subsidiary shall be bound by the terms and conditions of this Agreement as if it were named herein in the place of the party of which it is a Subsidiary. If a Subsidiary ceases to be a Subsidiary and holds any patents under which a party hereto is licensed, such license shall continue for the term defined herein.

         Section 4.8 EFFECT OF TRANSFER OF SUBSIDIARY. In the event of a transfer of a Subsidiary after the Effective Date (i) which includes the transfer of products licensed to the transferring party pursuant to Section 4.2(a) or 4.2(b), as the case may be, and (ii) revenues from such products as of the Effective Date equal or exceed 35% of transferring party's product revenues as of the Effective Date and (iii) there are patents relating to the such products licensed hereunder, then after written request given within sixty (60) days following the transfer by the transferring party, the other party hereto shall grant a license under the same terms as the license granted to the transferring party in Section 4.2(a) or 4.2(b) (excluding any right to grant sublicenses), as the case may be, to the former Subsidiary (the "Recipient"); provided that:

         (a) the applicable licensed field shall be defined as being limited to the particular product lines being marketed and sold by the Subsidiary as of the date of transfer, including products under development as of the date of such transfer, provided that such product lines and such products under development would have been covered by the license to the transferring party under Section 4.2(a) or 4.2(b) as the case may be;

         (b) the license granted shall be limited in the twelve (12) months immediately following such transfer to a volume of licensed products having an aggregate selling price equal to no more than the aggregate selling prices of such products by the transferring party in the twelve (12) months preceding such transfer plus thirty percent (30%); and shall be limited, in each of the successive twelve-month



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                  periods following such transfer, to a volume of licensed
                  products having an aggregate selling price equal to no more than the limit for the immediately preceding twelve-month period plus thirty percent (30%);

         (c) the Recipient shall grant to such other party a royalty-free license (under the same terms as the license granted to such other party herein) under all recipient patents for all products licensed herein to such other party on the date of the transfer; and

         (d) the license granted to the Recipient shall terminate three years from the date of the transfer, unless terminated earlier
                  (i) automatically, upon any termination of the license granted to the transferring party or (ii) for any reason.


                                    ARTICLE V

                     ASSET TRANSFER AND SUBLICENSE OF RIGHTS

         Section 5.1 ASSET TRANSFER. EMC and Holdings hereby represent and warrant that all of the tangible and intangible assets and related rights and interests of Holdings, including all intellectual property rights, have been conveyed, transferred, assigned and delivered to McDATA, with the sole exception of the Excluded Assets (as such term is defined in the Asset Transfer Agreement).

         Section 5.2 SUBLICENSE OF RIGHTS UNDER CROSS LICENSE. EMC hereby confirms that it has sublicensed and, for the avoidance of doubt, does hereby sublicense to McDATA, pursuant to Section 2.4 of the License Agreement between EMC and IBM entered into March 19, 1999 ("License Agreement") EMC's rights and licenses under such Agreement to the extent permitted under Section 2.4 and subject to the terms and conditions of such Agreement.

         Section 5.3 SUBMISSION OF JOINT REQUEST. Upon request of McDATA to EMC, EMC will submit jointly with McDATA, as provided in Section 2.8 of the License Agreement, and within the time frame therein stipulated, a written request to IBM for the grant from IBM to McDATA of a royalty-free license under IBM Licensed Patents, upon the terms and conditions set forth in such Section.


                                   ARTICLE VI

                              TERM AND TERMINATION

         Section 6.1 TERM. This Agreement shall remain in full force and effect unless and until terminated by the mutual written agreement of the parties.



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         Section 6.2 SURVIVAL. Articles II (with respect to Confidential
Information acquired or disclosed prior to the date of termination), III, IV, VII, VIII and IX shall survive any termination of this Agreement.


                                   ARTICLE VII

                               DISPUTE RESOLUTION

         Section 7.1 ARBITRATION. If a dispute, controversy or claim ("Dispute") arises between the parties relating to the interpretation or performance of this Agreement or the grounds for the termination hereof, unless otherwise mutually agreed, it shall be submitted to final and binding arbitration under the then current Commercial Arbitration Rules of the American Arbitration Association ("AAA"), by three (3) arbitrators in New York, New York. Such arbitrators shall be selected by the mutual agreement of the parties or, failing such agreement, shall be selected according to the aforesaid AAA rules. The arbitrators will be instructed to prepare and deliver a written, reasoned opinion stating their decision within thirty (30) days of the completion of the arbitration. The arbitrators shall have the authority to allocate expenses in their sole discretion, including costs and reasonable attorneys' and other professional fees, incurred in connection with the arbitration (but excluding any costs and fees associated with prior negotiation or mediation). The decision of the arbitrator shall be final and non-appealable and may be enforced in any court of competent jurisdiction. The use of any alternate dispute resolutions procedures will not be construed under the doctrine of laches, waiver or estoppel to adversely affect the rights of either party.

         Section 7.2 COURT ACTION. Any Dispute regarding any of the following is not required to be arbitrated prior to seeking relief from a court of competent jurisdiction: breach of any obligation of confidentiality; infringement, misappropriation, or misuse of any intellectual property right; any other claim where interim relief from the court is sought to prevent serious and irreparable injury to one of the parties or to others.


                                  ARTICLE VIII

                             LIMITATION OF LIABILITY

         IN NO EVENT SHALL EITHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES BE LIABLE TO THE OTHER PARTY OR ITS SUBSIDIARIES OR AFFILIATED COMPANIES FOR ANY SPECIAL, CONSEQUENTIAL, INDIRECT, INCIDENTAL OR PUNITIVE DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY (INCLUDING NEGLIGENCE) ARISING IN ANY WAY OUT OF THIS AGREEMENT, WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.



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                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         Section 9.1 EXPORT RESTRICTIONS. Both parties shall adhere to all applicable laws, regulations and rules relating to the export of technical data, and shall not export or reexport any technical data, any products received from Disclosing Party, or the direct product of such technical data, to any proscribed country listed in such applicable laws, regulations and rules unless properly authorized.

         Section 9.2 NO IMPLIED LICENSES. Nothing contained in this Agreement shall be construed as conferring any rights by implication, estoppel or otherwise, under any intellectual property right, other than the rights expressly granted in this Agreement with respect to Confidential Information. Neither party is required hereunder to furnish or disclose to the other any technical or other information.

         Section 9.3 INFRINGEMENT SUITS. Neither party shall have any obligation hereunder to institute any action or suit against Third Parties for misappropriation of any of its Confidential Information or to defend any action or suit brought by a Third Party that alleges infringement of any intellectual property rights by the Receiving Party's authorized use of the Disclosing Party's Confidential Information.

         Section 9.4 NO OTHER OBLIGATIONS. NEITHER PARTY ASSUMES ANY RESPONSIBILITIES OR OBLIGATIONS WHATSOEVER, OTHER THAN THE RESPONSIBILITIES AND OBLIGATIONS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN A SEPARATE WRITTEN AGREEMENT BETWEEN THE PARTIES.

         Section 9.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and shall supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof, provided, however, that the Transaction Agreements and the Ancillary Agreements shall remain in full force and effect in accordance with their terms.

         Section 9.6 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York as to all matters regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

         Section 9.6 DESCRIPTIVE HEADINGS. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

         Section 9.7 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy with



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answer back, by express or overnight mail delivered by a nationally recognized air courier (delivery charges prepaid), by registered or certified mail (postage prepaid, return receipt requested) to the respective parties as follows:

                  if to EMC:

                           c/o EMC Corporation
                           171 South Street
                           Hopkinton, MA  01748-9103
                           Attention: Vice President of Corporate Development
                           cc:              Office of the General Counsel
                           Telecopy:  508-497-6915

                  if to McDATA:

                           c/o McDATA Corporation
                           310 Interlocken Parkway
                           Broomfield, CO  80021
                           Attention:  Chief Financial Officer
                           cc:              Corporate Counsel
                           Telecopy: (303) 465-4996

or to such other address as the party to whom notice is given may have previously furnished to the other in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy or by air courier shall be deemed effective on the first day following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the third day following the day on which such notice or communication was mailed.

         Section 9.8 NONASSIGNABILITY. Neither party may, directly or indirectly, in whole or in part, assign or transfer this Agreement, without the other party's prior written consent, and any attempted assignment, transfer or delegation without such prior written consent shall be voidable at the sole option of such other party. Subject to the provisions of Section 4.2(e), a change of control of a party shall constitute an assignment of this Agreement by such party. The provisions of this Section 9.8 notwithstanding, (i) the licenses granted in Sections 4.2(a) and 4.2(b) hereof may be assigned only in accordance with the provisions of Section 4.2(e) hereof and (ii) Sections 4.6 and 4.8 hereof shall be non-transferable and non-assignable in any event, including by operation of law or in connection with any change of control. Without limiting the foregoing, this Agreement will be binding upon and inure to the benefit of the parties and their permitted successors and assigns.

         Section 9.9 SEVERABILITY. If any term or other provision of this Agreement is determined by a nonappealable decision of a court, administrative agency or binding arbitrator by any court or in any binding arbitration to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

         Section 9.10 FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of either party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

         Section 9.11 AMENDMENT. No change or amendment will be made to this Agreement except by an instrument in writing signed on behalf of each of the parties to such agreement.

         Section 9.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which, taken together, shall be considered to be one and the same instrument.



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



         WHEREFORE, the parties have signed this Master Confidential Disclosure and License Agreement effective as of the date first set forth above.

EMC CORPORATION                         MCDATA CORPORATION

By: /s/ Michael J. Cody                       By: /s/ Dee J. Perry
   -------------------------------------         -------------------------------

Name: Michael J. Cody                         Name: Dee J. Perry
     -----------------------------------           -----------------------------

Title: Vice President,                        TITLE: Chief Financial Officer
       Corporate Development                        ----------------------------
      ----------------------------------

MCDATA HOLDINGS CORPORATION

By: /s/ Paul T. Dacier
   -------------------------------------

Name: Paul T. Dacier
     -----------------------------------

Title:
      ----------------------------------


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